Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Arbor Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(r)	18,958,278	$13.04(2)	$247,215,945	0.0001102	$27,243.20	—	—	—	—

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	Rule 415(a)(6)	6,041,722	—	$108,509,327	—	—	424(b)(5)	333-242377	August 7, 2020	$11,838.36(3)

	Total Offering Amounts					$355,725,272		$27,243.20

	Total Fees Previously Paid

	Total Fee Offsets							—

	Net Fee Due							$27,243.20

(1) The filing fee is calculated in accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933 (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on August 7, 2020 (File No. 333-242377) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

(2) Estimated solely for purposes of computing the registration fee on the basis of the average of the high and low prices for Arbor Realty Trust, Inc.’s (the “Company”) shares of common stock, par value $0.01 per share (“Common Stock”) as reported on the New York Stock Exchange on November 3, 2022, in accordance with Rule 457(c) under the Securities Act.

(3) On August 4, 2021, the Company filed a prospectus supplement to the Registration Statement pursuant to Rule 424(b)(5) under the Securities Act, pursuant to which the Company paid a filing fee of $39,188.72 in connection with the registration of 20,000,000 shares of Common Stock to be issued and sold under the equity distribution agreement with JMP Securities LLC, dated February 13, 2014, as amended on August 10, 2016, August 2, 2019, August 7, 2020 and August 4, 2021 (the “Prior Sales Agreement”), of which 6,041,722 remain unsold (the “Unsold Securities”). The Company expects to carry forward the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act. $11,838.36 is the portion of the filing fee associated with the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities and the Prior Sales Agreement will be deemed terminated as of the date of this prospectus supplement to the Registration Statement pursuant to Rule 424(b)(5) under the Securities Act.